UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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ISOPLEXIS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SUPPLEMENT NO. 3, DATED MARCH 9, 2023
(to the Joint Proxy Statement/Prospectus dated February 13, 2023)

These definitive additional materials are being filed to update and supplement the definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed by IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”), with the U.S. Securities and Exchange Commission as a definitive proxy statement on Schedule 14A on February 13, 2023, and initially mailed to stockholders of IsoPlexis on or about February 14, 2023.

This supplement to the Joint Proxy Statement/Prospectus (this “Supplement”) is being filed by IsoPlexis with the U.S. Securities and Exchange Commission to supplement certain information contained in the Joint Proxy Statement/Prospectus.  Except as otherwise set forth below, the information set forth in the Joint Proxy Statement/Prospectus remains unchanged.

This Supplement should be read in conjunction with the Joint Proxy Statement/Prospectus. The information in this Supplement modifies and supersedes, in part, the information in the Joint Proxy Statement/Prospectus. If there is any inconsistency between any information in the Joint Proxy Statement/Prospectus and this Supplement, you should rely on the information in this Supplement.

This Supplement is not complete without, and may not be utilized except in connection with, the Joint Proxy Statement/Prospectus, including any supplements and amendments thereto.

You should read carefully and in their entirety this Supplement and the Joint Proxy Statement/Prospectus and all accompanying annexes and exhibits. In particular, you should review and consider carefully the matters discussed under the heading “Risk Factors” beginning on page 32 of the Joint Proxy Statement/Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger (as defined in the Joint Proxy Statement/Prospectus) or determined if the Joint Proxy Statement/Prospectus or this Supplement is accurate or complete. Any representation to the contrary is a criminal offense.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2023

IsoPlexis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 NE Industrial Road Branford, CT 06405
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 208-4111

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on December 21, 2022, IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berkeley Lights, Inc., a Delaware corporation (“Berkeley Lights”), and Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Merger Sub will be merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley Lights. On February 13, 2023, IsoPlexis filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed Merger (as supplemented on February 16, 2023 and March 2, 2023), which also constitutes a prospectus of Berkeley Lights (the “Joint Proxy Statement/Prospectus”).

Since the initial filing of the Joint Proxy Statement/Prospectus, five complaints have been filed in federal courts in New York and Delaware by purported IsoPlexis stockholders against IsoPlexis and the members of the IsoPlexis board of directors (the “IsoPlexis Board”) in connection with the Merger: Dunbar v. IsoPlexis Corporation., et al., Case No. 1:23-cv-00899 (filed February 2, 2023) (S.D.N.Y.); Cataldi v. IsoPlexis Corporation, et al., Case No. 1:23-cv-00981 (filed February 6, 2023) (S.D.N.Y.); Weiss v. IsoPlexis Corporation, et al., Case No. 1:23-cv-01463 (filed February 22, 2023) (S.D.N.Y.); O’Neill  v. IsoPlexis Corporation, et al., Case No. 1:23-cv-00197-UNA (filed February 22, 2023) (D. Del.); and McDaniels v. IsoPlexis Corporation, et al., Case No. 1:23-cv-01544 (filed February 23, 2023) (S.D.N.Y.). (collectively, the “Stockholder Litigation”). Each of the complaints in the Stockholder Litigation include allegations that, among other things, the registration statement on Form S-4 filed by Berkeley Lights in connection with the proposed merger on January 30, 2023 (the “Initial Form S-4”) and/or the Joint Proxy Statement/Prospectus omitted certain material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated under the Exchange Act, rendering such document, as applicable, false and misleading. Additionally, attorneys representing several purported IsoPlexis stockholders and a purported Berkeley Lights stockholder have sent demand letters alleging similar insufficiencies in the disclosures in the Joint Proxy Statement/Prospectus (such letters, the “Demand Letters”, and together with the Stockholder Litigation, the “Litigation Matters”).

The complaints filed in the Stockholder Litigation seek various remedies, which include, among other things: (i) enjoining the defendants from proceeding with the proposed Merger unless and until the defendants disclose certain allegedly material information that was allegedly omitted from the Initial Form S-4 and/or the Joint Proxy Statement/Prospectus; (ii) rescinding the Merger Agreement or any of the terms thereof to the extent already implemented or granting rescissory damages; (iii) awarding the plaintiffs the costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses; (iv) directing the defendants to account to the plaintiff for all damages suffered as a result of the alleged wrongdoing; (v) declaring that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act; and (vi) granting such other and further relief as the court may deem just and proper.

IsoPlexis and Berkeley Lights believe that the allegations contained in the Litigation Matters are without merit and that no further disclosures are required to supplement the Joint Proxy Statement/Prospectus under applicable laws. However, in order to avoid the risk of the Litigation Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, IsoPlexis and Berkeley Lights have determined to voluntarily make the following supplemental disclosures to the Joint Proxy Statement/Prospectus, as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, IsoPlexis and Berkeley Lights specifically deny all allegations in the Litigation Matters and that any additional disclosure was or is required.

These supplemental disclosures will not change the consideration to be paid to IsoPlexis stockholders in connection with the Merger or the timing of the special meeting of IsoPlexis stockholders (the “Special Meeting”) to be held on March 16, 2023, at 11:00 a.m. (Eastern Time), virtually via the internet at meetnow.global/MXPL9X4. The IsoPlexis Board continues to unanimously recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Proxy Statement.

Supplemental Disclosures to the Joint Proxy Statement/Prospectus in Connection with the Litigation Matters

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Joint Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Joint Proxy Statement/Prospectus, which in turn should be read in its entirety. All page references are to the Joint Proxy Statement/Prospectus, and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus.

The disclosure in the section entitled “The Merger” under the heading “Opinion of Berkeley Lights’ Financial Advisor—Financial Analyses”, beginning on page 86 of the Joint Proxy Statement/Prospectus, is hereby amended as follows:

The first paragraph under the sub-heading “—Selected Publicly Traded Companies Analyses—IsoPlexis” on page 87 is amended and supplemented by deleting the second sentence of such paragraph, including the list of selected companies.

The first sentence of the third paragraph under the sub-heading “—Selected Publicly Traded Companies Analyses—IsoPlexis” on page 87 is amended and supplemented as follows and by adding the following list of selected companies and related information after such sentence and moving the second and third sentences of such paragraph thereunder (with new text underlined and in bold):

The overall low to high calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples observed for the selected companies were 2.04x to 6.21x (with a mean of 4.42x and a median of 4.72x), 1.56x to 5.13x (with a mean of 3.54x and a median of 3.73x) and 1.49x to 4.24x (with a mean of 3.02x and a median of 3.18x), respectively, as indicated below (individual multiples are referenced below for informational purposes, with “NM” denoting not meaningful):

Selected Companies	CY2023E Revenue Multiples	CY2024E Revenue Multiples	CY2025E Revenue Multiples
• 10x Genomics, Inc.	6.21x	5.13x	4.24x
• Akoya Biosciences, Inc.	4.48x	3.50x	3.04x
• Cytek Biosciences, Inc.	4.95x	3.95x	3.32x
• NanoString Technologies, Inc.	2.04x	1.56x	1.49x
• Singular Genomics Systems, Inc.	NM	NM	NM

The second sentence  of  the  third  paragraph under the sub-heading “—Selected Publicly Traded Companies Analyses—IsoPlexis” on page 87 is amended and supplemented as follows (with new text underlined and in bold and deleted text marked with a strikethrough):

Cowen then applied ~~selected~~ the observed ranges (rounded) of calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples derived from the selected companies of 2.00x to 6.25x, 1.50x to 5.25x and 1.50x to 4.25x, respectively, selected based on Cowen’s professional judgment, to corresponding data of IsoPlexis based on the Berkeley Lights-adjusted IsoPlexis unaudited projections.

The first sentence of the eighth paragraph under the sub-heading “—Selected Publicly Traded Companies Analyses” on page 88 is amended and supplemented as follows (with new text underlined and in bold):

Although the selected companies were used for comparison purposes, none of those companies is directly comparable to IsoPlexis or Berkeley Lights nor, except for the ranges of multiples applied in the selected publicly traded companies analyses described above, were individual multiples derived for the selected companies independently determinative of the results derived from such analyses.

The third sentence of the paragraph under the sub-heading “—Discounted Cash Flow Analyses—IsoPlexis” on page 88 is amended and supplemented as follows (with new text underlined and in bold and deleted text marked with a strikethrough):

Cowen calculated implied terminal values for IsoPlexis by applying to the fiscal year 2027 estimated revenue of IsoPlexis a ~~selected~~ range of terminal revenue multiples of 3.00x to 5.00x selected based on Cowen’s professional judgment.

The fourth sentence of the paragraph under the sub-heading “—Discounted Cash Flow Analyses—IsoPlexis” on page 88 is amended and supplemented as follows (with new text underlined and in bold):

The present values (as of September 30, 2022) of the cash flows and terminal values were then calculated using a selected range of discount rates of 13.25% to 17.25% derived from a weighted average cost of capital calculation.

The third sentence of the paragraph under the sub-heading “—Discounted Cash Flow Analyses—Berkeley Lights” on page 88 is amended and supplemented as follows (with new text underlined and in bold and deleted text marked with a strikethrough):

Cowen calculated implied terminal values for Berkeley Lights by applying to the fiscal year 2027 estimated revenue of Berkeley Lights a ~~selected~~ range of terminal revenue multiples of 3.00x to 5.00x selected based on Cowen’s professional judgment.

The fourth sentence of the paragraph under the sub-heading “—Discounted Cash Flow Analyses—Berkeley Lights” on page 88 is amended and supplemented as follows (with new text underlined and in bold):

The present values (as of September 30, 2022) of the cash flows and terminal values were then calculated using a selected range of discount rates of 19.25% to 23.25% derived from a weighted average cost of capital calculation.

The disclosure in the section entitled “The Merger” under the heading “Opinion of IsoPlexis’ Financial Advisor—Summary of Evercore’s Financial Analyses”, beginning on page 93 of the Joint Proxy Statement/Prospectus, is hereby amended as follows:

The following paragraph on page 93, under the sub-heading “—Discounted Cash Flow Analyses—IsoPlexis—Standalone”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Evercore performed a discounted cash flow analysis of IsoPlexis to calculate the estimated present value of the standalone, unlevered, after-tax free cash flows that IsoPlexis was forecasted to generate during calendar years 2023 through 2031 based on the IsoPlexis forecasts, including the impact of future equity raise based on the Financing Estimates, the cost of stock based compensation of IsoPlexis (which was treated as a cash expense) based on the SBC Estimates and the impact of certain tax attributes of IsoPlexis based on the Tax Attributes Estimates. Evercore calculated terminal values for IsoPlexis by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that IsoPlexis was forecasted to generate based on the IsoPlexis forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 17.0% to 19.0%, representing an estimate of IsoPlexis’ weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience and based on the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally. Based on this range of implied enterprise values, IsoPlexis’ estimated net debt of approximately $14 million as of December 31, 2022, and the estimated number of fully diluted outstanding shares of IsoPlexis common stock of approximately 174,800,000 as of December 16, 2022 (including the impact of future equity raise based on the Financing Estimates), in each case as provided to Evercore by IsoPlexis management, this analysis indicated a range of implied equity values per share of IsoPlexis common stock of $1.78 to $2.34, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.

The following paragraph on page 93, under the sub-heading “—Discounted Cash Flow Analyses—Berkeley Lights—Standalone”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Evercore performed a discounted cash flow analysis of Berkeley Lights to calculate the estimated present value of the standalone, unlevered, after-tax free cash flows that Berkeley Lights was forecasted to generate during calendar years 2023 through 2031 based on the IsoPlexis forecasts, including the cost of stock based compensation of Berkeley Lights (which was treated as a cash expense) based on the SBC Estimates and the impact of certain tax attributes of Berkeley Lights based on the Tax Attributes Estimates. Evercore calculated terminal values for Berkeley Lights by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Berkeley Lights was forecasted to generate based on the IsoPlexis forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 17.0% to 19.0%, representing an estimate of Berkeley Lights’ weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience and based on the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally. Based on this range of implied enterprise values, Berkeley Lights’ estimated net debt of approximately negative $111 million as of December 31, 2022, and the estimated number of fully diluted outstanding shares of Berkeley Lights common stock of approximately 77,000,000 as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, this analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $2.67 to $3.36, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.

The following paragraph on page 93, under the sub-heading “—Discounted Cash Flow Analyses—Berkeley Lights—Pro Forma”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Evercore performed a discounted cash flow analysis of Berkeley Lights on a pro forma basis giving effect to the merger to calculate the estimated present value of the unlevered, after-tax free cash flows that Berkeley Lights on a pro forma basis giving effect to the merger was forecasted to generate during calendar years 2023 through 2031 based on the IsoPlexis forecasts, taking into account the projected Synergies, and including the cost of stock based compensation of Berkeley Lights on a pro forma basis (which was treated as a cash expense) based on the SBC Estimates and the impact of certain tax attributes of Berkeley Lights on a pro forma basis based on the Tax Attributes Estimates. Evercore calculated terminal values for Berkeley Lights on a pro forma basis by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Berkeley Lights on a pro forma basis was forecasted to generate based on the IsoPlexis forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 17.0% to 19.0%, representing an estimate of the weighted average cost of capital of Berkeley Lights on a pro forma basis, as estimated by Evercore based on its professional judgment and experience and based on the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally. Based on this range of implied enterprise values, the estimated net debt of Berkeley Lights of approximately negative $97 million on a pro forma basis as of December 31, 2022, and the estimated number of fully diluted outstanding shares of Berkeley Lights common stock on a pro forma basis (based on the number of fully diluted outstanding shares of Berkeley Lights common stock of approximately 102,100,000 as of December 16, 2022 plus the estimated number of shares of Berkeley Lights common stock to be issued to holders of shares of IsoPlexis common stock based on the exchange ratio of 0.6120x pursuant to the merger agreement), in each case as provided to Evercore by IsoPlexis management, this analysis indicated (i) an aggregate equity value for Berkeley Lights on a pro forma basis giving effect to the merger (at the mid-point of the perpetuity growth rates and discount rates) of $826 million and (ii) a range of implied equity values per share of Berkeley Lights common stock on a pro forma basis giving effect to the merger of $7.22 to $9.17.

The second paragraph on page 95, under the sub-heading “—Selected Publicly Traded Companies Analysis”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold and deleted text marked with a strikethrough):

The following table lists the selected companies ~~consisted of~~ and sets forth the TEV/2023E Revenue (as defined below) for each selected company:

Selected Companies	TEV/2023E Revenue
908 Devices Inc.	1.7x
Akoya Biosciences, Inc.	4.5x
Biodesix, Inc.	1.6x
NanoString Technologies, Inc.	2.0x
Quanterix Corporation	1.0x
Standard BioTools Inc.	1.8x
Telesis Bio Inc.	0.1x

The following paragraph on page 95, under the sub-heading “—Selected Publicly Traded Companies Analysis—IsoPlexis”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied TEV/2023E Revenue multiple reference ranges of 1.6x to 2.1x to IsoPlexis’ estimated calendar year 2023 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for IsoPlexis. Evercore then subtracted IsoPlexis’ estimated net debt of approximately $14 million as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of IsoPlexis common stock of approximately 41,400,000 as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of IsoPlexis common stock. This analysis indicated a range of implied equity values per share of IsoPlexis common stock of $0.69 to $1.01, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.

The following paragraph and table on page 96, under the sub-heading “—Precedent Transactions Analysis”, is amended and restated by replacing such paragraph and table in their entirety with the following (with new text underlined and in bold and deleted text marked with a strikethrough):

Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving publicly traded target companies in the life sciences tools, diagnostics and medical technology industries. The selected transactions reviewed by Evercore, ~~and~~ the month and year each was announced and the TEV/LTM Revenue (as defined below) for each selected transaction, were as follows:

Announced	Target	Acquiror	TEV/LTM Revenue
Oct-22	SeaSpine Holdings Corporation	Orthofix Medical Inc.	1.2x
Apr-21	Luminex Corporation	DiaSoring S.p.A.	4.1x
Oct-18	Merck KGaA (Flow Cytometry Business)	Luminex Corporation	1.7x
May-16	Nanosphere, Inc.	Luminex Corporation	3.6x
Jan-16	Affymetrix, Inc.	Thermo Fisher Scientific Ant.	3.7x

The following paragraph on page 96, under the sub-heading “—Selected Publicly Traded Companies Analysis—Berkeley Lights”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied TEV/2023E Revenue multiple reference ranges of 1.6x to 2.1x to Berkeley Lights’ estimated calendar year 2023 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for Berkeley Lights. Evercore then subtracted Berkeley Lights’ estimated net debt of approximately negative $111 million as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of Berkeley Lights common stock of approximately 76,800,000 as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of Berkeley Lights common stock. This analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $3.26 to $3.84, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.

The following paragraph on page 97, under the sub-heading “—Precedent Transactions Analysis—IsoPlexis”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV/LTM Revenue multiples of 2.4x to 3.4x and applied this range of multiples to IsoPlexis’ estimated calendar year 2022 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for IsoPlexis. Evercore then subtracted IsoPlexis’ estimated net debt of approximately $14 million as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of IsoPlexis common stock of approximately 41,400,000 as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of IsoPlexis common stock. This analysis indicated a range of implied equity values per share of IsoPlexis common stock of $0.80 to $1.27, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.

The following paragraph on page 97, under the sub-heading “—Precedent Transactions Analysis—Berkeley Lights”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV/LTM Revenue multiples of 2.4x to 3.4x and applied this range of multiples to Berkeley Lights’ estimated calendar year 2022 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for Berkeley Lights. Evercore then subtracted Berkeley Lights’ estimated net debt of approximately negative $111 million as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of Berkeley Lights common stock of approximately 76,800,000 as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of Berkeley Lights common stock. This analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $4.11 to $5.23, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.

The following paragraph on page 98, under the sub-heading “—Analysts’ Price Targets—IsoPlexis and Berkeley Lights”, is amended and restated by replacing such paragraph in its entirety with the following (with new text underlined and in bold):

Evercore reviewed selected publicly available share price targets (3 for IsoPlexis common stock and 4 for Berkeley Lights common stock) of research analysts’ estimates known to Evercore as of December 19, 2022, noting that the low and high share price targets ranged from (i) $2.00 to $5.00 for IsoPlexis common stock and (ii) $5.00 to $18.00 for Berkeley Lights common stock. This analysis indicated an implied exchange ratio of 0.333x based on the median of analyst price targets of $3.00 for IsoPlexis and $9.00 for Berkeley Lights, compared to the exchange ratio of 0.6120x pursuant to the merger agreement. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of IsoPlexis common stock and the shares of Berkeley Lights common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of IsoPlexis, Berkeley Lights and future general industry and market conditions.

Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between Berkeley Lights and IsoPlexis, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Berkeley Lights’ and IsoPlexis’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “would,” “could”, “should,” “intend,” “seek,” “plan,” “will,” “expect(s),” “estimate(s),” “predict(s),” “project(s),” “target(s),” “forecast(s)”, “continue(s),” “contemplate(s),” “positioned,” “potential,” “strategy,” “outlook,” “forward,” “continuing,” “ongoing” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by both Berkeley Lights’ stockholders and IsoPlexis’ stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Berkeley Lights or IsoPlexis to pay a termination fee; the effect of the announcement, pendency or completion of the proposed transaction on each of Berkeley Lights’ and IsoPlexis’ ability to attract, motivate or retain key employees, its ability to maintain relationships with its customers, suppliers, distributors and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from each of Berkeley Lights’ and IsoPlexis’ ongoing business operations; the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected timeframes or at all and to successfully integrate IsoPlexis’ operations into those of Berkeley Lights; the integration of IsoPlexis’ operations into those of Berkeley Lights being more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of the common stock of each of Berkeley Lights and IsoPlexis; the possibility that each of Berkeley Lights’ and IsoPlexis’ expectations as to expenses, cash usage and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; the impacts of changes in general economic and business conditions, including changes in the financial markets; the implementation of each of Berkeley Lights’ and IsoPlexis’ business model and strategic plans for its products and technologies, and challenges inherent in developing, manufacturing, launching, marketing and selling existing and new products; uncertainties in contractual relationships, including interruptions or delays in the supply of components or materials for, or manufacturing of, products for each of Berkeley Lights and IsoPlexis; the ability of each of Berkeley Lights and IsoPlexis to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; risks relating to competition within the industry in which each of Berkeley Lights and IsoPlexis operate; the impacts of potential product performance and quality issues; changes to and the impact of the laws, rules and regulations that regulate each of Berkeley Lights’ and IsoPlexis’ operations; and any other risks discussed in each of Berkeley Lights’ and IsoPlexis’ filings with the SEC, including Berkeley Lights’ and IsoPlexis’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K. Berkeley Lights and IsoPlexis assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Participants in the Solicitation

Berkeley Lights, IsoPlexis and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction between Berkeley Lights and IsoPlexis under the rules of the SEC. Information regarding Berkeley Lights’ directors and executive officers is set forth in Berkeley Lights’ Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2022, and in certain of Berkeley Lights’ Current Reports on Form 8-K. To the extent holdings of Berkeley Lights’ securities by Berkeley Lights’s directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been reflected in the joint proxy statement/prospectus relating to the proposed transaction, which was filed with the SEC on February 13, 2023, or will be reflected on subsequent statements of beneficial ownership filed with the SEC. Information regarding IsoPlexis’ directors and executive officers is set forth in IsoPlexis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 2, 2023. To the extent holdings of IsoPlexis’ securities by IsoPlexis’ directors and executive officers have changed since the amounts set forth in such annual report, such changes will be reflected on subsequent statements of beneficial ownership filed with the SEC. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the interests of these participants is set forth in the joint proxy statement/prospectus relating to the proposed transaction, which was filed with the SEC on February 13, 2023.

Additional Information and Where to Find It

In connection with the proposed transaction between Berkeley Lights and IsoPlexis, Berkeley Lights and IsoPlexis have filed relevant materials with the SEC, including a Berkeley Lights registration statement on Form S‑4 that includes a joint proxy statement of Berkeley Lights and IsoPlexis that also constitutes a prospectus of Berkeley Lights. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BERKELEY LIGHTS, ISOPLEXIS AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, and other documents relating to the proposed transaction (when they are available), can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Berkeley Lights’ investor relations website at www.investors.berkeleylights.com or from IsoPlexis’ investor relations website at www.investors.isoplexis.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023

ISOPLEXIS CORPORATION

	By:	/s/ John Strahley
Name:	John Strahley
Title:	Chief Financial Officer